EXHIBIT 10.3

PLEDGE AGREEMENT
(Borrower)

This PLEDGE AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 22nd day of September, 2015, by S&W SEED COMPANY, a Nevada corporation ("Pledgor"), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

1. Recitals.

Pledgor is entering into that certain Credit and Security Agreement, dated as of September 22, 2015, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement").

Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that it obtain from Lender the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, provided for in the Credit Agreement.

Pledgor understands that Lender is willing to enter into the Credit Agreement and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Lender a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of Lender entering into the Credit Agreement and each financial accommodation granted to Pledgor by Lender, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

"Collateral" means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, if any, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

"Event of Default" means an event or condition that constitutes an Event of Default, as defined in Section 6.1 hereof.

"Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Pledgor to Lender (or an affiliate of Lender) pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of any Credit Party pursuant to Letters of Credit; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of any Company now existing or hereafter incurred under, arising out of, or in connection with any Hedge Agreement with Lender (or an affiliate of Lender); (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by any Company or Pledgor, and includes, without limitation, every liability, whether owing by only Pledgor or by Pledgor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or such affiliate) or acquired by Lender (or such affiliate) by purchase, pledge or otherwise and whether participated to or from Lender (or such affiliate) in whole or in part; and (f) all Related Expenses; provided that Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

"Pledged Securities" means all of the shares of capital stock or other equity interest of a Subsidiary of Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary. As of the Closing Date, the existing Pledged Securities are listed on the attached Exhibit A.

3. Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that Lender shall at all times have, and hereby grants to Lender, a security interest in all of the Collateral. For the better protection of Lender hereunder, Pledgor has executed appropriate transfer powers, in the form of the attached Exhibit B, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with Lender. Pledgor authorizes Lender, at any time after the occurrence of an Event of Default, to transfer the Pledged Securities into the name of Lender or Lender's nominee, but Lender shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, Lender shall have no right to vote the Pledged Securities at any time unless and until an Event of Default shall have occurred and be continuing.

4. Representations and Warranties. Pledgor hereby represents and warrants to Lender as follows:

4.1. Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Lender.

4.2. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

4.3. Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

4.4. No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other Person, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

4.5. Subject to the provisions of the Intercreditor Agreement, the pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to this Agreement and except as set forth in the Intercreditor Agreement, Pledgor has not granted any other liens on, or security interests in, the Pledged Securities.

4.6. The Pledged Securities constitute (a) sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of each first-tier Foreign Subsidiary of Pledgor, (b) one hundred percent (100%) of the non-voting equity interests or stock of each first-tier Foreign Subsidiary of Pledgor, and (c) one hundred percent (100%) of the outstanding capital stock or other equity interest owned by Pledgor of each Domestic Subsidiary of Pledgor.

4.7. Pledgor fully anticipates that the Obligations will be repaid without the necessity of selling the Pledged Securities.

4.8. Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to Lender. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Lender or any other documents executed and delivered to Lender in connection herewith. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond Pledgor's ability to pay such debts as they mature.

4.9. If the Pledged Securities are "restricted securities" within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel for Pledgor, Pledgor further represents and warrants that (a) Pledgor has been the beneficial owner of the Pledged Securities for a period of at least one year prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least one year prior to the date hereof, and (c) Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

5. Additional Covenants of Pledgor.

5.1. Pledgor covenants and agrees to defend the right, title and security interest of Lender in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

5.2. Except as expressly permitted by the Credit Agreement, Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender.

5.3. Pledgor covenants and agrees (a) to cooperate, in good faith, with Lender and to do or cause to be done all such other acts as may be necessary to enforce the rights of Lender under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of Lender in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor's expense.

6. Events of Default and Remedies.

6.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

6.2. Lender shall at all times have the rights and remedies of a secured party under the U.C.C. and the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other Loan Document, or otherwise provided in law or equity.

6.3. Upon the occurrence of an Event of Default hereunder, Lender, in its discretion, but subject to the provisions of the Intercreditor Agreement, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Lender determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case Lender shall give Pledgor no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

7. Power of Attorney. Pledgor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for Lender to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person or Persons. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

8. Costs and Expenses. If Pledgor fails to comply with any of its obligations hereunder, Lender may do so in the name of Pledgor or Lender, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Lender in full for all expenses, including reasonable attorneys' fees, incurred by Lender in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor upon request of Lender.

9. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of the Credit Agreement, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature page of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, or otherwise the following Business Day) or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication, with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received.

10. No Waiver or Course of Dealing. No course of dealing between Pledgor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Lender may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by Lender either independently or concurrently with other rights, powers and privileges and as often and in such order as Lender may deem expedient. All of the rights and remedies of Lender with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

12. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

13. Modifications. This Agreement may be amended or modified only by a writing signed by Pledgor and Lender. No waiver or consent granted by Lender in respect of this Agreement shall be binding upon Lender unless specifically granted in writing, which writing shall be strictly construed.

14. Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of Lender. This Agreement shall be binding upon Pledgor and the successors and permitted assigns of Pledgor, and shall inure to the benefit of and be enforceable and exercisable by Lender and its successors and assigns. Any attempted assignment or transfer without the prior written consent of Lender shall be null and void.

15. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

16. Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile or other electronic signature, which, when so executed and delivered, shall be deemed to be an original.

17. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor and Lender hereunder shall be governed by and construed in accordance Ohio law, without regard to principles of conflicts of laws that would result in the application of the law of any other state. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Ohio shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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11903623.2

JURY TRIAL WAIVER. PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN PLEDGOR AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Pledge Agreement as of the date first set forth above.

S&W SEED COMPANY By: /s/ Matthew K. Szot Matthew K. Szot Executive Vice President of Finance and Administration and Chief Financial Officer

Signature Page to
Pledge Agreement

EXHIBIT A

PLEDGED SECURITIES

Name of Subsidiary	Jurisdiction of Subsidiary	Number of Shares	Certificate Number	Ownership Percentage
Seed Holding, LLC	Nevada	N/A	N/A	100%
Stevia California, LLC	California	N/A	N/A	100%
S&W Seed Australia Pty Ltd	Australia	[__]	[__]	100%*

*100% of non-voting shares and equity interests and 65% of voting shares or equity interest of each first-tier Foreign Subsidiary constitute Pledged Securities

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EXHIBIT B

FORM OF STOCK TRANSFER POWER

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto ___________________ (_______) Shares of the _________________________ Capital Stock of ___________________________________________ standing in ___________ name on the books of said corporation and represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Date: _________________________	S&W SEED COMPANY By: ________________________________ Title: ___________________________________

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